As filed with the Securities and Exchange Commission on September 14, 2017

Registration No. _____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CELEBIDDY, INC.

(Exact name of registrant as specified in its charter)

SPARROW STREET ACQUISITION CORPORATION

(Former name of registrant)

Delaware	8129	81-3425396
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

18 Narbonne

Newport Beach, CA 92660

+1 626-644-0070

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

+800 462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy & Associates

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filed ☐
Non-accelerated filed ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	850,000	$0.10	$85,000	$9.85

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 850,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ________

Celebiddy, Inc.

850,000 shares of Common Stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 850,000 shares of common stock (the “Shares”) of Celebiddy, Inc. (“Celebiddy” or the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The selling shareholders will offer their shares at a price of $0.10 per share.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 850,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 5.

Celebiddy, Inc.

18 Narbonne

Newport Beach, CA 92660

Prospectus dated __________________, 2017

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Celebiddy Inc. (referred to as “the Company,” or “Celebiddy”), a Delaware corporation, is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

The Company was incorporated in the State of Delaware on July 22nd, 2016, and was formerly known as Sparrow Street Acquisition Corporation. In August 2016, Sparrow Street Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In April 2017, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc..

On August 25, 2017, the Company entered into a Copyright License Agreement (the “Copyright License”) pursuant to which software developer Adam Watson (“Licensor”) licensed exclusively to the Company all of Licensor’s copyrights, use and exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Afterburner Dating System”), including resale rights and rights in and to any and all associated media. In exchange and in consideration for the rights granted pursuant to the Copyright License, the Company agreed to remunerate Licensor as follows:

1.	Payment of 10% (ten percent) of net profits derived by the Company resulting from exploitation, use and/or sale of the Afterburner Dating System;
2.	Payment of a cash advance against net profits in the amount of $1,500 (One Thousand and Five Hundred Dollars); and
3.	Issuance to Licensor of 10,000 shares of the Company’s common stock, which were issued to Licensor in anticipation of the Copyright License on August 14th, 2017.

The Copyright License contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a confidentiality and non-disclosure addendum protecting communications of and relating to the Afterburner Dating System. The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Copyright License, which is attached as Exhibit 10.1 and is incorporated herein by reference.

1

Pursuant to the Copyright License, the Company will now focus its business in the exploitation and use of this technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company will utilize the licensed technology to produce a set number of replies, based on robust search criteria processed by the licensed software. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

Business

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s targeted search software. The Company will charge a sliding-scale monthly subscription fee which shall correspond to the user’s desired matches per month (eg. $9.99 for 25 responses, $19.99 for 50 responses, $39.99 for 125 responses, etc.). The number of responses the users receive will be guaranteed by the Company, or the user will receive his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time.

As of the date of this Prospectus, Mary Malek, the Company’s founder and Chief Executive Officer, has invested $10,200 (Ten Thousand and Two Hundred Dollars) to fund development of the Company’s website and to acquire the aforementioned rights to the Afterburner Dating System. In June 2017, pursuant to master service agreement (the “MSA”) that has been attached altogether as an Exhibit to this Registration Statement, Celebiddy has engaged Giraffe Builder (“GB”), an eSolutions provider, to provide the following services and build-out (altogether referred to hereas the “Web Development”) for the benefit of the Company:

●	Desktop and Mobile Responsive Custom Theme-Based e-commerce / subscription model Website;
●	4 Individual Packages consisting of 25, 50, 125, 250, 500+, etc. Responses from external dating websites;
●	5 Dating Platforms affiliates URL Links – Redirect to sign up pages of external dating site;
●	Upsell Sales Feature – within the shopping cart for Add-on options;
●	Location Search with filter city / state, age, gender of user;
●	Custom Site Design;
●	Custom Development on Framework;
●	Copy content and logo as provided by the Company;
●	Social media integration; and
●	Merchant Account Payment Gateway and SSL Certificate Integration

The Web Development includes integrated solutions for iPhone and Android mobile device platforms, including optimal graphic design, user-friendly digital architecture and programming, and build-out was completed in July 2017. With the completion of the Web Development and subsequent integration of the Afterburner Dating System technology, the Company expects to launch a functional dating management service by year-end 2017. To fulfill its launch goals, the Company and has engaged a team of developers, coders, wire-framers, influencer recruiters, graphic designers, and web developers to optimize and refine its product and to build out a full service digital marketplace application prior to launch.

2

The dating services industry has grown rapidly since 2010. According to IbisWorld, the industry is projected to reach $2.7BN in revenue in 2017, with the majority of sales being generated from online and mobile dating platforms. IBISWorld projects that revenue for the Dating Services industry will grow at an annualized rate of 5.7% over the next five years, and will reach an estimated $3.5 billion by 2022. This figure includes an estimated 7.8% growth in 2018 alone.

While there has been a robust growth of online and mobile dating, male users typically struggle to generate a response from female users. In a study performed by Evan Marc Katz, a famous dating author and recognized dating coach by CNN, Wall Street and other journals covering online dating, it was concluded that on average women who utilize online dating platforms receive 20 times more messages than men who utilize the same platforms. At the current response rate for even the most popular man, it would take 2.3 years to fill up his inbox, compared to 2 months and 13 days for a popular woman. Bearing these statistics in mind, the Company is confident that its Management Service will satisfy a tremendous need to help male users generate responses from female users that many are currently seeking through frequent use of online dating platforms, but failing to realize. Currently, as indicated by Katz’s study, most professional men do not have the have time nor dedication to pursue the number of female users necessary to get match with a target date.

The Company intends to collaborate work and lend its services to both online dating sites and Mobile dating applications. Currently, the Company’s proprietary application will support a limited number of platforms, but as the Company grows the application will develop to accommodate more platforms.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

The Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for continued operations, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

3

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 850,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 850,000 shares (“Shares”) of common stock of the Company by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The selling shareholders will offer their shares, respectively, at a price of $0.10 per share.

Common stock outstanding before the offering	21,300,000	(1)

Common stock for sale by the Company	0

Common stock for sale by selling shareholders	850,000

Common stock outstanding after the offering	21,300,000	(2)

Offering Price	$0.10 per share

Proceeds to the Company	$0

(1)  Based on number of shares outstanding as of the date of this prospectus.

(2)  Assumes the sale of the maximum number of Shares.

4

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

The Company has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its president and other officers.

The Company is a development stage company and has no operating history and it is therefore not possible for an investor to assess prior performance or determine whether it will likely meet its projected business plan. Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended. If the Company’s projects cannot be completed or consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects or products. An investor will be required to make an investment decision based solely on the management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the building and managing of ecological theme parks and producing organically grown food.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors contained in the Company’s financial statements for the year ended December 31, 2016 includes a paragraph that explains that the Company has experienced recurring losses and has an accumulated deficit during the development stage of $3,812. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations.

The Company has an accumulated deficit of $16,412 as of June 30, 2017.

As of June 30, 2017, the Company has an accumulated deficit of $16,412. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

Reliance on Management

Management will participate in all decisions with respect to the management of the Company, including (without limitation) determining business strategy, operations, and development. In the event of the dissolution, death, retirement or other incapacity of the Management, the business and operations of the Company may be adversely affected.

5

The Company’s CEO controls a majority of the outstanding stock.

The CEO of the Company currently beneficially owns more than a majority of the Company’s outstanding common stock. As such, she controls most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Ms. Maria Malek will retain substantial control over matters requiring approval, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

The Company may not be able to successfully manage its growth, which could lead to an inability to implement its business plan.

The Company’s growth is expected to place a significant strain on its managerial, operational and financial resources, especially considering that the Company currently only has a small number of executive officers, employees and advisors. Further, as the Company’s business grows, it may be required to manage multiple relationships with various consultants, businesses and other third parties. There can be no assurance that the Company’s systems, procedures and/or controls will be adequate to support its operations or that the Company’s management will be able to achieve the rapid execution necessary to successfully implement its business plan. If the Company is unable to manage its growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

The Company can give no assurance of success or profitability to its investors.

There is no assurance that the will ever operate profitably. There is no assurance that the Company will generate revenues or profits, or that the price of its common stock will be increased thereby.

Global and national financial events may have an impact on the Company’s business and financial condition in ways that the Company currently cannot predict.

A credit crisis, turmoil in the global or U.S. financial system, recession or similar possible events in the future could negatively impact the Company. A financial crisis or recession may limit the Company’s ability to raise capital through credit and equity markets. The prices for the products and services that the Company intends to provide may be affected by a number of factors, and it is unknown how these factors may be impacted by a global or national financial event.

6

Little Experience in Being a Public Company

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company will depend upon management but it may have limited participation of management.

Certain of the Company’s current directors are also acting as its officers. The Company will be heavily dependent upon their skills, talents, and abilities to implement the Company’s business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to its business may result in a delay in progress toward implementing its business plan.

The Company’s directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, the Company’s officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Celebiddy’s officers and directors may engage in business activities outside of its business but the amount of time they devote as officers and directors to Celebiddy will be the amount they feel is necessary in their discretion to properly manage the business. (See “Directors and Executive Officers.”) Because investors will not be able to manage the business, they should critically assess all of the information concerning the Company’s officers and directors.

The Company’s officers and directors may have conflicts of interests as to corporate opportunities which the Company may not be able or allowed to participate in.

Presently there is no requirement contained in the Company’s Certificate of Incorporation, Bylaws, or minutes which requires officers and directors of the Company to disclose business opportunities which come to their attention. Celebiddy’s officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities in the business which the person learns about through his involvement as an officer and director of another company.

7

We have agreed to indemnification of officers and directors as provided by California Statute.

The General Corporation Law of Delaware and the California Corporations Code provides for the indemnification of its directors, officers, employees and/or agents, under certain circumstances. Indemnification requirements set forth by law, in the Company Bylaws or pursuant to Company policies may result in substantial expenditures by the Company that it may be unable to recoup.

The Company will have to compete with an already established and ever-evolving market.

The Company competes in a highly competitive market with numerous other developers and suppliers of matchmaking services. These services create competition in a number of ways, including competing for the attention of prospective customers. The barriers to entry for new competitors wishing to target our market sector are not prohibitive. Competition from other online dating service companies may be significant and may impact upon the Shares and our potential for profitability. The Company’s financial performance or operating margins could be adversely affected if the actions of competitors or potential competitors become more effective, or if new competitors enter the market and we are unable to counter these actions. The Company is also susceptible to being overtaken in the market if other more established and larger organizations aggressively expand and integrate new technologies.

The Company will rely heavily rely upon cost-efficient marketing strategies to organically grow its subscription-base, which may prove to be unsuccessful.

In early stages of development, the Company intends to keep marketing costs low, relying upon word-of-mouth to generate and grow subscribers. It is possible however that the Company’s initiatives to market its offerings according to the prescribed strategy may fail, or may not produce the projected levels, which may have an adverse impact on the financial position and performance of the Company.

The Company is susceptible to changes in the cost and value of advertising.

Promotion and marketing of products and services, developed by the Company, is intrinsically linked to the cost, availability and value of on-line and mobile advertising. These parameters are variable, and also affected by the changes in costs and availability of space within the wider advertising economy. Changes in the advertising market, such as higher prices or lower availability may have a negative impact on the business.

The Company’s intellectual property protection may prove insufficient or the Company may not be able to adequately enforce the intellectual property it holds.

The Company has not patented any intellectual property, due to the high costs involved in obtaining and enforcing patents and the difficulty in obtaining patents applying to technology and software development. At some point in time the Company may review this policy, and seek patent protection if it is deemed appropriate. The Company will hold, as a matter of law, copyright protection to the programming code of its matchmaking software. The Company further intends to seek trademark protection in relevant jurisdictions as is considered appropriate for newly branded products and design. The success of the Company in the future may depend in some cases on the ability to enforce trademark and copyright protection as well as in maintaining and growing goodwill in the Company’s branded software and/or algorithms. There can be no unqualified assurance that the Company will be able to enforce any trademark protection, or copyright, or that such protection will be sufficient to protect the Company’s intellectual property.

8

The Company’s success depends on its ability to respond and adapt to changes in technology and user behavior.

Technology in the online dating industry continues to evolve rapidly. With the advent of artificial intelligence and virtual reality looming, such advances in technology may lead to a significant shift in the user experience of online dating, upon which Celebiddy’s business relies. Changes in technology and user behavior pose a number of challenges that could adversely affect the Company’s revenues and competitive position. For example, among others:

●	Celebiddy may be unable to develop products or services for mobile devices or other digital platforms that consumers find engaging, that work with a variety of operating systems and networks and that achieve a high level of market acceptance;
●	there may be changes in user sentiment about the quality or usefulness of the Company’s existing products or concerns related to privacy, security or other factors;
●	failure to successfully manage changes in search engine optimization and social media traffic to increase the Company’s digital presence and visibility may reduce traffic levels;
●	Celebiddy may be unable to maintain or update its technology infrastructure in a way that meets market and consumer demands;
●	the distribution of the Company’s content on delivery platforms of third parties may lead to limitations on monetization of the Company’s products, the loss of control over distribution of its content and loss of a direct relationship with Celebiddy’s audience; and
●	The Company may experience challenges in creating display advertising on mobile devices that does not disrupt the user experience.

Responding to these changes may require significant investment. The Company may be limited in its ability to invest funds and resources in digital products, services or opportunities, and the Company may incur expense in building, maintaining and evolving its technology infrastructure. Unless the Company is able to use new and existing technologies to distinguish its products and services from those of its competitors and develop in a timely manner compelling new products and services that engage users across platforms, its business, financial condition and prospects may be adversely affected.

Failure to execute cost-control measures successfully could adversely affect the Company’s profitability.

The Company intends to deploy a strategy that will reduce operating costs by maintaining minimal staff and overhead and contracting out software development and other necessary functions. However, if Celebiddy does not achieve expected savings or if operating costs increase as a result of investments in strategic initiatives; the Company’s total operating costs would be greater than anticipated. In addition, if the Company does not manage cost-reduction efforts properly, such efforts may affect the quality of its products and therefore its ability to generate future revenues. What’s more, significant portions of the Company’s expenses are fixed costs that will neither increase nor decrease proportionately with revenues. If the Company is not able to implement further cost-control efforts or reduce its fixed costs sufficiently in response to a decline in revenues, the Company’s results of operations will be adversely affected.

9

Security breaches and other network and information systems disruptions could affect the Company’s ability to conduct its business effectively.

Celebiddy’s online systems shall store and process confidential subscriber, employee and other sensitive personal data, and therefore maintaining its network security is of critical importance. The Company shall use third-party technology and systems for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, back-office support and other functions. The Company’s systems, and those of third parties upon which the Company’s business relies, may be vulnerable to interruption or damage that can result from natural disasters, fires, power outages, acts of terrorism or other similar events, or from deliberate attacks such as computer hacking, computer viruses, worms or other destructive or disruptive software, process breakdowns, denial of service attacks, malicious social engineering or other malicious activities, or any combination of the foregoing. Such an event could result in a disruption of the Company’s services or improper disclosure of personal data or confidential information, which could harm Celebiddy’s reputation, require the Company to expend resources to remedy such a security breach or defend against further attacks, divert management’s attention and resources or subject the Company to liability under laws that protect personal data, resulting in increased operating costs or loss of revenue.

Legislative and regulatory developments, including with respect to privacy, could adversely affect the Company’s business.

The Company’s business is subject to government regulation in the jurisdictions in which it operates, and its software, which it intends to make available worldwide, may be subject to laws regulating the Internet even in jurisdictions where the Company does not do business. Celebiddy may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Revenues from the Company’s digital products and/or services could be adversely affected, directly or indirectly, in particular by existing or future laws and regulations relating to online privacy and the collection and use of consumer data in digital media. In addition, any failure, or perceived failure, by the Company to comply with its posted privacy policies or with any data-related requirements could result in claims against it by governmental entities or others, or could require the Company to change its practices, which could adversely affect its business.

The loss of key employees or the failure to attract qualified personnel could have a material adverse effect on our ability to run our business.

The loss of any of our current executives, key employees or key advisors, or the failure to attract, integrate, motivate and retain additional key employees, including software developers, coders, wire-framers, influencer recruiters, graphic designers, web developers, and app designers, could have a material adverse effect on our business. We do not have “key person” insurance on the lives of any of our management team. Also, as we become a public company and develop additional capabilities, we may require more skilled personnel who must be highly skilled and have a sound understanding of our industry, business or processing requirements. The failure to attract or retain qualified personnel could have a material adverse effect on our business. Recruiting qualified personnel is highly competitive.

Litigation Risk

The Company does not have any business liability, disruption or litigation insurance, and any business disruption or litigation the Company experiences might result in it incurring substantial costs and diversion of resources.

Investors in the offering may experience immediate dilution of the value of their shares.

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors ($0.10) and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the $0.10 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the $0.10 purchase price.

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There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

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The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 20,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Limited Transferability of Shares

There is no public market for the Shares. While the Company intends to develop a public market in the future, there can be no assurance if or when such a market would be expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. Unless an exemption is available, these Shares may not be sold or transferred without registration under the Securities Act of 1933, as amended.

Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment (especially if no public trading market develops).

Speculative Nature of Investment

Investment in these Shares is speculative and, by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Private Placement Memorandum and will be solely dependent upon the Company and the Company’s portfolio of assets, both of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Shares.

Each prospective investor who invests in the Company must understand that investment in the Shares is speculative. By investing, potential investors understand that they may lose their entire investment in investing with the Company.

No Expectation to Pay Dividends

The Company has not paid any dividends with respect to its outstanding Shares and cannot predict when, or if, dividends will be paid. The Company does not currently anticipate paying any dividends on the Shares until a product is successfully commercialized and liquidity is realized. There is no guarantee the Company will ever receive any profit from its operations so as to be able to declare and pay dividends. There can be no assurance with respect to the amount and timing of any dividends other than to the shareholders, or that they will ever be made. Future dividends will be determined by the Management of the Company in light of prevailing financial conditions, earnings, if any, as well as other relevant factors.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, shareholders may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic factors; (iii) the capacity, circumstances and relationships of partners of the Company or the Management; or (iv) general changes in financial or capital markets.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than many of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to adapt to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not effectively react to all of the changes in its operating environment or be successful in adapting its products and approach.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.10 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 850,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

PLAN OF DISTRIBUTION

General

The selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

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Selling Shareholders

The selling shareholders will offer their shares at a price of $0.10 per share. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 850,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, no Selling Shareholder Shares are held by officers or directors of the Company.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 21,300,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 850,000 shares of common stock by the holders thereof at a price of $0.10 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

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Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

Celebiddy Inc. (referred to as “the Company,” or “Celebiddy”), a Delaware corporation, is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

On August 25, 2017, the Company entered into a Copyright License Agreement (the “Copyright License”) pursuant to which software developer Adam Watson (“Licensor”) licensed exclusively to the Company all of Licensor’s copyrights, use and exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Afterburner Dating System”), including resale rights and rights in and to any and all associated media. In exchange and in consideration for the rights granted pursuant to the Copyright License, the Company agreed to remunerate Licensor as follows:

1.	Payment of 10% (ten percent) of net profits derived by the Company resulting from exploitation, use and/or sale of the Afterburner Dating System;
2.	Payment of a cash advance against net profits in the amount of $1,500 (One Thousand and Five Hundred Dollars); and
3.	Issuance to Licensor of 10,000 shares of the Company’s common stock, which were issued to Licensor in anticipation of the Copyright License on August 14th, 2017.

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The Copyright License Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a confidentiality and non-disclosure addendum protecting communications of and relating to the Afterburner Dating System. The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Copyright License Agreement the Company will now focus its business in the exploitation and use of this technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company will utilize the licensed technology to produce a set number of replies, based on robust search criteria processed by the licensed software. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

Business Model

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s targeted search software. The Company will charge a sliding-scale monthly subscription fee which shall correspond to the user’s desired matches per month (eg. $9.99 for 25 responses, $19.99 for 50 responses, $39.99 for 125 responses, etc.). The number of responses the users receive will be guaranteed by the Company, or the user will receive his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time.

As of the date of this Prospectus, Mary Malek, the Company’s founder and Chief Executive Officer, has invested $10,200 (ten thousand two hundred dollars) to fund development of the Company’s website and matchmaking proprietary software. In June 2017, pursuant to master service agreement (the “MSA”) that has been attached altogether as an Exhibit to this Registration Statement, Celebiddy has engaged Giraffe Builder (“GB”), an eSolutions provider, to provide the following services and build-out (altogether referred to hereas the “Web Development”) for the benefit of the Company:

•	Desktop and Mobile Responsive Custom Theme-Based e-commerce / subscription model Website;
•	4 Individual Packages consisting of 25, 50, 125, 250, 500+, etc. Responses from external dating websites;
•	5 Dating Platforms affiliates URL Links – Redirect to sign up pages of external dating site;
•	Upsell Sales Feature – within the shopping cart for Add-on options;
•	Location Search with filter city / state, age, gender of user;
•	Custom Site Design;
•	Custom Development on Framework;
•	Copy content and logo as provided by the Company;
•	Social media integration; and
•	Merchant Account Payment Gateway and SSL Certificate Integration

The Web Development includes integrated solutions for iPhone and Android mobile device platforms, including optimal graphic design, user-friendly digital architecture and programming, and build-out was completed in July 2017. With the completion of the Web Development and subsequent integration of the Afterburner Dating System technology, the Company expects to launch a functional dating management service by year-end 2017. To fulfill its launch goals, the Company and has engaged a team of developers, coders, wire-framers, influencer recruiters, graphic designers, and web developers to optimize and refine its product and to build out a full service digital marketplace application prior to launch.

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The Market

The dating services industry has grown rapidly since 2010. According to IbisWorld, the industry is projected to reach $2.7BN in revenue in 2017, with the majority of sales being generated from online and mobile dating platforms. IBISWorld projects that revenue for the Dating Services industry will grow at an annualized rate of 5.7% over the next five years, and will reach an estimated $3.5 billion by 2022. This figure includes an estimated 7.8% growth in 2018 alone.

Market Needs

While there has been a robust growth of online and mobile dating, male users typically struggle to generate a response from female users. In a study performed by Evan Marc Katz, a famous dating author and recognized dating coach by CNN, Wall Street and other journals covering online dating, it was concluded that on average women who utilize online dating platforms receive 20 times more messages than men who utilize the same platforms. At the current response rate for even the most popular man, it would take 2.3 years to fill up his inbox, compared to 2 months and 13 days for a popular woman. Bearing these statistics in mind, the Company is confident that its Management Service will satisfy a tremendous need to help male users generate responses from female users that many are currently seeking through frequent use of online dating platforms, but failing to realize. Currently, as indicated by Katz’s study, most professional men do not have the have time nor dedication to pursue the number of female users necessary to get match with a target date.

To demonstrate the need for the target market, Mr. Katz conducted an experiment where 10 fake OKCupid profiles were generated with similar sounding usernames, with the same written profile, personal stats, and levels of education. The only difference between the accounts was that each profile had a different photo of a man or woman of varying attractiveness. The intent of the experiment was to test frequency of response based on gender. The results of the experiment produced the following results:

•	The women as a group received over 20 times more messages than the men;
•	The two most attractive women received 83% of all messages;
•	The two most attractive women probably would have received several thousand more if their inboxes hadn’t reached maximum capacity;
•	It took 2 months and 13 days for the most popular woman’s inbox to fill up;
•	At the current rate, it would take the most popular man 2.3 years to fill up his inbox contrasted with the women.

Marketing Plan

The Company will invest significantly in famous social media stars with large number of followers (300,000+) to endorse Date Kickstarter and develop engaging social media campaigns to educate its target market on the Company’s value proposition. Given the innovative nature of Date Kickstarter and its proprietary Management Service, the Company anticipated that the service will gain significant traction and increased exposure through utilization of public relations outreach.

Marketing for the Company will be executed through a variety of channels including the internet, social media, high profile social media influencers and ultimately word of mouth. Word of mouth will round out the marketing model and has the potential of providing the most marketing push, as it will allow the organization to deliver an authentic, trusted marketing message.

Social Media: The Company will allocate a large portion of its annual marketing budget to generate brand awareness and manage its brand on social media sites, such as Facebook and Instagram. A strong presence on these other social media sites will strengthen interest in the Company and further drive growth. Media coverage will increase the Company’s credibility and recognition from the Company’s target market.

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Influencer Marketing: The Company will engage with high profile social media influencers to endorse the Company’s services online and promote company sales. The right endorsements are ones that appeal to the male customer base. The Company currently has a number of influencers interested in this market who can be retained on a fee basis.

Press Releases: Press releases will alert all relevant online and traditional media channels to the Company’s offerings, business updates, and other newsworthy items. Media coverage will increase the Company’s credibility without costing the Company much money. Given the large need for men to attract additional attention on the various dating platforms, the Company’s services is expected to be very newsworthy.

SEO Optimization and Sponsored in-app Ads: The Company will utilize its User-friendly web application to increase search engine ranks and accommodate pay for sponsored ads to generate traffic and subscriptions.

Potential Revenue

The Company’s primary source of revenue will be generated from subscription proceeds. Pricing will vary based on the Management Service package selected by the user. The pricing matrix below represents an anticipated initial roll-out of the Company’s subscription packages:

	Packages
Number of Responses	25	50	125	250
Pricing / per Month/per package	$9.99	$19.99	$39.99	$79.99
Percent expectAncy	50%	15%	10%	25%

The below are the expected user assumptions that pertain to the Company’s business model and potential revenue projections:

Assumptions	Metrics
Average Number of Platforms / user	1.5
Average Usage (Months)	3
Average Expenditure / User	$143.96

Operations

Upon launch, Online Dating Platform users will visit the Company’s Date Kickstarter website and watch a video tutorial which explains the functionality and utility of the Company’s Management Service. Upon subscription, users will then create personal profiles where they enter personal information, search criteria for desired matches along with their dating platforms login credentials they are currently members of (eg. Match.com, Tinder, OKCupid, etc.). Users will then be required to accept a disclaimer enabling the Company to manage their various online dating accounts.

To subscribe, users simply have to choose a package with the number of responses they wish to receive from each dating platform. Users will be required to provide payment information for a monthly subscription based on the particular selections of the user. Once payment is accepted, the Company will initiate the user’s dating campaign, where the Management Service will target dating matches based on the user’s selected search criteria. The campaign will take 3-30 days to fulfill a user’s selected response package, and if after the 30 days ordered responses are not received, the user will be fully refunded his subscription fee for the given month. Once the target number of responses has been reached, notification emails are sent to users to advise them to check received responses in their dating platforms’ respective mailboxes.

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Date Kickstarter services the following dating platforms: Match.com, E-harmony.com, Tinder, Plenty of Fish, OKCupid, and Badoo. In the future, the Company intends to service additional dating platforms. Search criteria shall consist of age, gender and location, to be provided by the user. The Company’s response-generating in-house software is fully automated and involves minimal manual labor. The Company will operate its business virtually to minimize costs.

The Dating Services Industry

According to IBISWorld, The Dating Services industry has grown exponentially over the past five years as an increasing number of consumers have turned to the internet looking for love. The greater legitimacy surrounding online dating has helped the industry outpace the overall economy, as indicated by the following growth figures:

IBISWorld notes that the Dating Services industry has experienced strong growth over the past five years. The advent of online dating has significantly changed the industry landscape and the majority of industry revenue is now generated through online dating services. The rising number of broadband connections and the declining stigma of online dating have fueled industry demand during the period. Overall, the industry grew 5.3% to $2.7 billion over the five years to 2017. Bolstered by improving economic conditions, revenue is projected to rise 5.4% in 2017 alone.

Market Outlook

According to IBISWorld, the industry is projected to reach $2.7BN in revenue in 2017, with the majority of sales being generated from online and mobile dating platforms. IBISWorld projects (in a 2017 article/website/etc.) that revenue for the Dating Services industry will grow at an annualized rate of 5.7% over the next five years, and will reach an estimated $3.5 billion by 2022. This figure includes an estimated 7.8% growth in 2018 alone.

Market Trends

In addition to the introduction of mobile applications, IBISWorld determined that industry operators have been investing in software development to attract users based on better match-making and functionality than operator competitors. Online providers of dating services are increasingly investing in the development of algorithms and computer engines that can capably read user data. These Algorithms allow computers to read user behavior, such as the profiles they view, the messages they send and the hours they use services, to recommend better matches. For instance, viewing a profile may register as light interest, while sending a message will register as high interest. Providers can then better understand the type of partner a user is interested in and make recommendations based on past activity.

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Market Segmentation

The Company intends to collaborate work and lend its services to both online dating sites and Mobile dating applications. Currently, the Company’s proprietary application will support a limited number of platforms, but as the Company grows the application will develop to accommodate more platforms.

The following represents dating website industry leaders as of 2017 according to Ibisworld.com, who the Company intends to lend its services to:

Company	Market Share	Description
Match Group Inc. (owns Plenty of Fish and OkCupid)	34.4%	Originally incorporated under InterActiveCorp (IAC), Match Group Inc. spun off from IAC in November 2015 through a $460.0 million initial public offering. Match Group comprises over 45 brands, the majority of which are used to find a romantic connection. The company offers dating products in 38 languages across more than 190 countries. In previous years, the Match Group has expanded by added OKCupid to its growing list of websites. OKCupid is an advertiser=supported site with an estimated 3.8 million active users, making it one of the largest free dating websites. The acquisition was particularly useful because OKCupid targets a younger consumer base, mainly individuals in their mid-twenties. In October 2015, the company finalized the purchase of Plentyoffish Media for $575.0 million in cash. Headquartered in Vancouver, Canada, the company boasts 90 million registered users and 3.6 million active daily users. Services are free to members, though there are upgrades to-paid memberships available. These monthly subscription fees are still relatively inexpensive compared with many other dating sites.
eHarmony inc	11.3%	The company is situated in the higher end dating market; its services cost almost twice as much as competitors like Match.com. The company justifies its high price tag because it intends to provide serious relationships, as reflected in its recent initiative to sell annual memberships rather than monthly.
Other Companies	<1%	The number of companies operating in this industry is estimated to total 4,642 operators in 2017. The majority of these are non-employers that operate with a market share of less than 1.0%. The industry includes a variety of operators, including companies that provide online dating, singles events, personals advertisements, speed dating and offline matchmaking, among others. The vast majority of these enterprises are small matchmakers that generate a minute proportion of total industry revenue.

The Company anticipates that its primary customer base will be comprised of men, ages 18 to 49. Men have the largest need for this software as this segment is expected to reach out to women and women in return can choose to respond or not. Men in this age range are also in their professional careers and/or advanced schooling; as such, they have limited time at their disposal to reach out to the number of women required to merit a response.

Consumer data of adults who use dating services is given below, as provided by IBISWorld:

Consumers aged 18 to 29

Consumers aged 18 to 29 years old account for the majority of industry revenue, at an estimated 45.0%. According to the US Census Bureau’s America’s Families and Living Arrangements 2013, 86.3% of individuals between 20 and 24 have never been married. Additionally, users in this age category are the most likely to own smartphones and use all the technology available to them, such as applications focused on online dating. These individuals have the highest internet usage rates and are also more likely to use more casual dating services, which are aimed at mobile devices, compared with their older counterparts. Over the past five years, consumers aged 18 to 29 have grown as a proportion of revenue. The average marriage age has continued to climb over the past decade as more individuals date and hold off before getting married.

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Consumers aged 30 to 49 years old

Consumers aged 30 to 49 years old account for 29.0% of revenue, collectively. Consumers aged 35 to 49 account for over one-quarter of total revenue and individuals in this segment are more likely to be looking for serious relationships and, therefore, use dating sites such as Match and eHarmony. There are fewer individuals in this age category that have never been married; however, more individuals are likely to have been divorced. Over the past five years, consumers aged 30 to 49 have declined slightly as a proportion of revenue, though this has only been because of the rising number of young individuals using dating services. The segment continues to grow in absolute terms and be a key driver of revenue for industry operators.

Online dating

Dating websites, free and subscription based, comprise the largest segment in the industry. Some of the more popular websites are Match.com, eHarmony, Tinder, OKCupid, Chemistry.com, and Plenty of Fish. Subscription-based websites like Match.com and eHarmony typically charge between $30 and $60 per month to its users. Free dating websites like OKCupid garner the majority of their revenue through advertising, although these sites typically also offer premium membership options. This service segment is the largest contributor to industry revenue, and is estimated to account for 49.0% of revenue. The price of subscription-based websites has increased during the past five years, supporting revenue growth for the industry. Demand for this segment has grown in the five-year period, as online dating has become more socially acceptable among consumers.

Mobile dating

Mobile dating represents the fastest growing segment for industry operators. Typically, mobile dating exists as an extension of online dating; therefore, revenue for this segment represents income earned in online dating through advertising viewed or subscriptions activated through mobile internet connections. In addition to online dating sites that offer smartphone applications, a number of new companies have entered the industry with mobile-only applications. This includes companies such as Tinder, who have capitalized on additional mobile functionality and smartphone penetration. This has become exceptionally popular, as users with GPS functionality on their cell phones are able to search for dates within their immediate vicinity. Smartphones allow users a more casual experience, which has helped reduce the stigma associated with online dating. Additionally, mobile dating allows individuals to message rapidly without having to return to a computer and access their profile. Therefore, this segment is expected to continue to see strong growth over the next five years as smartphone penetration rises. Overall, this segment is estimated to account for 26.0% of total industry revenue.

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Competition

The Company is keenly aware that it must consistently analyze the local competitive landscape to accelerate its position in the marketplace. As the Company builds its position and competitive advantages, it will continue to execute a marketing plan that highlights the benefits of its services. Any business that operates with a similar model serves as a direct or indirect competitor. The identified competitors are described below:

Personal Dating Assistants

●	Headquarters: New York New York
●	Target Market: Online Dating Concierge for men
●	Website: http://personaldatingassistants.com

This Company offers the following services:

●	Manages users’ online dating profiles;
●	Sends out laser targeted, personalized introductions on the user’s behalf;
●	Generates profile views, resulting in more interest, matches, and inbound messages; and
●	Facilitates live dating for benefit of its users

Virtual Dating Assistants

●	Headquarters: Atlanta
●	Target Market: Full Service Dating Coaching
●	Website: http://personaldatingassistants.com

This Company operates for the following platforms:

●	Jdate
●	Tinder
●	Chritian Mingle
●	eHarmony
●	POF
●	OKCupid
●	Match.com
●	MillionaireMatch

Profile Polish

●	Headquarters: New, York, New York
●	Target Market: Mass Marketing Dating Assistance Services
●	Website: http://www.profilepolish.com

Profile Polish, founded in 2013, specializes in improving user profiles, photos and content writing. The company offers online dating profile makeovers including ghostwriting, photo editing, and tip services for OkCupid, Match.com, and Tinder platforms. Profile Polish will ask its users a set of questions and works with all genders, races and sexual orientations. Profile Polish charges approximately $149 to $397 for its monthly subscriptions.

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Competitive Advantage

The following is a listing of the primary competitive advantages of the Company upon entering the market.

●	Owns a proprietary technology known to increase user response rates
●	Competitive pricing
●	Experienced and professional management
●	Money-back Guarantee
●	Performance-based, efficient software

SWOT Analysis

The following is a listing of the key strengths and weaknesses of the Company, as well as the opportunities and threats that exist in the marketplace.

Strengths		Weaknesses
●	Outstanding customer service
●	Experienced and professional management
●	Competitive pricing compared to full service dating assistants	●	Company needs funding to commercialize operations in the dating industry
●	Software and automated solution that is turn-key
●	Performance is guaranteed
●	Faster and efficient than other services

Opportunities		Threats
●	Increasing popularity of the industry
●	Growth among demographic segments	●	Possibility of saturating the female user base, making responses more difficult
●	Adding new dating platforms	●	Larger companies that have more resources and the ability to reach deeper into the market
●	Possibility to work with different consumer segments such as women and LBGT Community

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Financial Overview

The Company expects steady growth over the first five years of operation and projects the following revenue to be generated based on anticipated number of subscribers acquired per year of operation:

	Year 1	Year 2	Year 3	Year 4	Year 5
Acquired Subscribers	32,199	84,688	176,964	336,497	642,069
Revenue	$4,635,238	$12,191,307	$25,474,911	$48,440,413	$92,429,024

The following table and graphs illustrate the financial goals of Date Kickstarter during the next five years. The financials are explained in detail throughout the duration of the plan.

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Use of Proceeds

The following table details funding the business will need to bring its vision to reality. The use of funds is described below:

Use of Start-up Funding
Expenses
App Development	$200,000
Grand Opening Advertising	$50,000
Website Development	$20,000
Deposits	$5,000
Legal	$15,000
Total Start-up Expenses	$410,000

Working Capital	$700,000

Operating Plan

Over the next twelve months from the date of this Registration Statement, the Company intends to reach several milestones that will enable it to grow and expand at an anticipated rapid rate. Provided the Company is able to locate necessary financing and provided the Web Development is completed at or prior to the target date of completion pursuant to the MSA discussed herein and attached as an exhibit to this Registration Statement, the Company then intends to roll out operational phase of its development and attract users at large scale. Upon roll out of optimal development and deployment of the Company’s nuanced marketing strategy, the Company hopes in turn to attain at least 32,000 subscribers over the first year of operation. As users and user activity increases the Company will reach out to advertising partners for additional revenue streams. The Company will subsequently expand investment in marketing to increase exposure of its brand. The Company will also update and enhance upon the Web Development in response to feedback from its users.

Description of Property

The Company owns no real estate. Its corporate office, through lease by the owner, is located at 18 Narbonne, Newport Beach, CA 92660.

Employees

Currently the Company has no employees other than its executive officers and directors who devote approximately 90% of their time to the business of the Company.

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THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in July 2016 and was formerly known as Sparrow Street Acquisition Corporation. In April 2017, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc. in April 2017.

Relationship with Tiber Creek Corporation

In April 2017, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), by which Tiber Creek provides assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including, among other items: transferring control of such reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

The Company’s then-current shareholders, James Cassidy and James McKillop, retained an aggregate total of 500,000 shares (250,000 of these shares are restricted from transfer for a period of one (1) year following the effective date of this registration statement).

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve as interim officers and directors of these corporations (such as Sparrow Street Acquisition Corporation) until such time as the changes of control in such corporations are effectuated.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has conducted limited market research and has initiated development of its web and mobile applications, as discussed throughout this Registration Statement. The Company intends to conduct further research and development through development of its business plan.

Subsidiaries

The Company has no subsidiaries.

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Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

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Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In August 2016, the Company (as Sparrow Street Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001681400.

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PLAN OF OPERATION

Business Plan

The Company is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s targeted search software. The Company will charge a sliding-scale monthly subscription fee which shall correspond to the user’s desired matches per month (eg. $9.99 for 25 responses, $19.99 for 50 responses, $39.99 for 125 responses, etc.). The number of responses the users receive will be guaranteed by the Company, or the user will receive his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time.

On August 25, 2017, the Company entered into a Copyright License Agreement (the “Copyright License”) pursuant to which software developer Adam Watson (“Licensor”) licensed exclusively to the Company all of Licensor’s copyrights, use and exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Afterburner Dating System”), including resale rights and rights in and to any and all associated media. In exchange and in consideration for the rights granted pursuant to the Copyright License, the Company agreed to remunerate Licensor as follows:

1.	Payment of 10% (ten percent) of net profits derived by the Company resulting from exploitation, use and/or sale of the Afterburner Dating System;
2.	Payment of a cash advance against net profits in the amount of $1,500 (One Thousand and Five Hundred Dollars); and
3.	Issuance to Licensor of 10,000 shares of the Company’s common stock, which were issued to Licensor in anticipation of the Copyright License on August 14th, 2017.

The Copyright License Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a confidentiality and non-disclosure addendum protecting communications of and relating to the Afterburner Dating System. The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Copyright License Agreement the Company will now focus its business in the exploitation and use of this technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company will utilize the licensed technology to produce a set number of replies, based on robust search criteria processed by the licensed software. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

Potential Revenue

The Company’s primary source of revenue will be generated from subscription proceeds. Pricing will vary based on the Management Service package selected by the user. Pricing packages will range from $9.99 to $79.99, depending upon the user’s monthly match response demand.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in July 2016. As of the periods from inception, through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. The Company has experienced a net loss of $12,600 and accumulated deficit of $16,412, and has accrued $11,700 in total liabilities as of June 30, 2017.

The Company anticipates that it would need substantial working capital over the next 12 months to continue as a going concern and to expand its operations to distribute, sell and market products and solutions.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Overview

The Company is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s targeted search software. The Company will charge a sliding-scale monthly subscription fee which shall correspond to the user’s desired matches per month (eg. $9.99 for 25 responses, $19.99 for 50 responses, $39.99 for 125 responses, etc.). The number of responses the users receive will be guaranteed by the Company, or the user will receive his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time.

Potential Revenue

The Company’s primary source of revenue will be generated from subscription proceeds. Pricing will vary based on the Management Service package selected by the user. Pricing packages will range from $9.99 to $79.99, depending upon the user’s monthly match response demand.

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Alternative Financial Planning

If the Company is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s founder and President Mary Malek will loan financing to the Company, as needed, to continue operations until the Company achieves profitability. If the Company is unable to generate revenues and profits and/or successfully raise additional funds as needed, the Company’s ability to expand its business plan or strategy over the following two years will be jeopardized.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will result in any operations or that any operations, if begun, will generate revenues. The Company will need additional capital, but there is no assurance that the Company will be able to obtain such capital on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

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Discussion of the Six Months Ending June 30, 2017

The Company did not generate revenues during the six months ended June 30, 2017.

The Company posted operating expenses of $12,600 during the six months ended June 30, 2017.

Operating loss and net loss for the Company were each, respectively, $12,600 and $12,600, for the six months period ended June 30, 2017.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Period from July 22, 2016 (inception) through December 31, 2016

The Company is in the development phase and as of December 31, 2016. The Company had not generated revenues and had no income or cash flows from operations since inception. As of December 31, 2016, the Company had sustained net loss of $3,812 and an accumulated deficit of $3,812.

The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern and is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

Mary Malek, sole director and officer of the Company, is also the majority shareholder of the Company holding 15,000,000 shares of the aggregate 21,300,000 shares issued and outstanding, or 70%.

The Company was incorporated on July 22, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In August, 2016, the Company registered its common stock on a Form 10 registration statement filed pursuant to the Securities Exchange Act of 1934 and Rule 12(g) thereof. The Company files with the Securities and Exchange Commission periodic and current reports under Rule 13(a) of the Exchange Act, as a public reporting company.

Pursuant to the change in control, the Company’s primary objective is to facilitate online and mobile dating “matches” by offering dating profile management services to subscribers. The Company intends to partner with and lend its management software to major dating platforms, such as OKCupid, Badoo, Match.com, and others. Monthly subscription fees will vary depending upon the user’s desired matches per month but will range from $9.99 to $79.99 per user.

2016 Year-End Analysis

The Company has received no income, has had no operations nor expenses, other than Delaware state fees and accounting fees as required for incorporation and for the preparation of the Company’s financial statements.

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MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Mary Malek	44 years	President, Secretary, Chief Financial Officer, Director	2017

Mary Malek

Mary Malek serves as President, Secretary, Chief Financial Officer and sole director of the Registrant. From 2011 to 2017, Ms. Malek worked at Empire Medical Group as General Manager. From 2013 to 2017, Ms. Malek worked as the Founder/President of Community Support Center located in central Los Angeles. The area in which the Community Support Center is located is referred to as “skid row”. The Center’s mission was focused on serving and helping the homeless people in that area. In addition, from 2015 to the present, Ms. Malek has worked as the President of New Life Treatment Center, Inc. New Life Treatment Center is a drug and alcohol rehabilitation facility located in Orange County, California. Ms. Malek attended Moscow State University in Moscow, Russia.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

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EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-equity Incentive plan Compensation	Change in Pension Value and Recognized Deferred Compensation Earnings	All Other Compensation (2)	Total

Mary Malek	2016 -	$0	$0	$0	$0	$0	$0	$0	$0
President; Director

As of June 30, 2017, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer retirement benefits at a later time in its sole discretion.

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class before offering(1)
Mary Malek	President, Director, CFO	15,000,000	70.42%
John Malek	Shareholder	5,000,000	23.47%

(1) Based upon 21,300,000 shares outstanding as of the date of this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy formerly held position of the Company as president, secretary and director of the Company prior to the change in control. Mr. McKillop formerly held position of the Company as vice president and director prior to the change in control. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially held 10,000,000 shares of the Company’s common stock valued at par.  As part of the change of control, Messrs. Cassidy and McKillop each consented to the contribution back to the Company of 9,750,000 shares held by each of them valued at par. No consideration was paid out or will be paid out as a result of the cancellation of these shares; and no consideration was paid out by the Company to the former executives of the Company that resigned as a result of the change in control. James M. Cassidy resigned as the Company’s president, secretary and director and James McKillop resigned as the Company’s vice president and director.

Each of Messrs. Cassidy and McKillop retains 250,000 shares of the common stock of the Company and each is a selling shareholder herein.  As an initial shareholder and officer of the Company, management provided services to the Company without charge prior to its change in control. These services included filing the initial registration statement on Form 10, creation of the Company and preparation and filing of corporate documents.  Mr. Cassidy is the president, director and sole shareholder of Tiber Creek and provides legal services to the Company through the Company’s agreement with Tiber Creek Corporation.  Mr. McKillop provides services to the Company in facilitating introductions and meetings with professionals in the brokerage and financial communities and providing advice and consultation in corporate structuring and marketing.

There are certain family relationships between shareholders and Mary Malek, the Company’s President and director.

The following shares were issued to, and are currently held by, persons related to Mary Malek (an officer and director of the Company): (a) John Malek: 5,000,000 shares; (b) Daniel Zhuravlev: 100,000 shares; (c) Nikolai Vavakin: 10,000 shares; (d) Olga Vavakina: 100,000 shares; (e) Valeri Vavakin: 100,000 shares; (f) Laura Vavakin: 10,000 shares. John Malek and Daniel Zhuravlev are the sons of Mary Malek. Nikolai Vavakin is the brother of Mary Malek. Olga Vavakina is the mother of Mary Malek. Valeri Vavakin is the step-father of Mary Malek. Laura Vavakin is the sister-in-law of Mary Malek.

35

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 850,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering	After Offering(2)
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
-DIMITRI ZHURAVLEV	10,000	*	0	0%
-TRISTAN BEUKERS	10,000	*	0	0%
-DMITRI TRIPHON	10,000	*	0	0%
-ANDREW TRIPHON	10,000	*	0	0%
-ADAM WATSON	10,000	*	0	0%
-PABLO ALCALA	10,000	*	0	0%
- POLINA BRAILOVSKY	10,000	*	0	0%
-DANIEL ZHURAVLEV	100,000	*	90,000	0%
-NIKOLAI VAVAKIN	10,000	*	0	0%
-LAURA VAVAKIN	10,000	*	0	0%
-ERIN SCHATZ	10,000	*	0	0%
-TIMOTHY HALE	10,000	*	0	0%
-OLGA VAVAKINA	100,000	*	90,000	0%
-EUGENY SCHYMIAK	10,000	*	0	0%
-GALENY SCHYMIAK	10,000	*	0	0%
-VALERI VAVAKIN	100,000	*	90,000	0%
-JAMES SOLIS	10,000	*	0	0%
-DIANE KEY	10,000	*	0	0%
-GAMAL A. MALEK TAYAB	100,000	*	90,000	0%
-VICTOR SHESHKOVSKY	10,000	*	0	0%
-JOSHUA SCHATZ	10,000	*	0	0%
-MIGUEL A. URETA, JR.	10,000	*	0	0%
-BENJAMIN HARTMAN	10,000	*	0	0%
-CATHERINE SCHATZ	10,000	*	0	0%
-JOSHUA KUSHNER	10,000	*	0	0%
-GENNADIY FEDULKIN	10,000	*	0	0%
-LOUBOV FEDULKINA	100,000	*	90,000	0%
-PHILIP GLAZATOV	10,000	*	0	0%
-VERA MATVEENKO	10,000	*	0	0%
-ALFREDO JOHNSON	10,000	*	0	0%
-ALBERT J. LLEWELLYN, IV	10,000	*	0	0%
-LENA MCCLELLAN	10,000	*	0	0%
-DANNY ALSAFFER	10,000	*	0	0%
-QUINTON WHITE	10,000	*	0	0%
-TIFFANY SALINAS URETA	10,000	*	0	0%
JAMES CASSIDY	250,000	*	0	0%
JAMES MCKILLOP	250,000	*	0	0%

*	Less than 1%.
(1)	Based on 21,300,000 shares outstanding as of the date of this prospectus.
(2)	Assumes sale of all 850,000 Shares offered by the Selling Shareholders in the offering, and a total of 21,300,000 shares outstanding following the offering.

36

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 21,300,000 shares of common stock outstanding of which 15,000,000 shares are owned by officers and directors of the Company. There will be a total of 21,300,000 shares outstanding if the maximum number of Shares offered herein is sold, of which 15,000,000 would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

●	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
●	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Sparrow Street Acquisition Corporation prior to its change of control and is a selling shareholder herein.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheet of Celebiddy, Inc., (formerly known as Sparrow Street Acquisition Corporation) as of December 31, 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from July 22, 2016 (inception) through December 31, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 7, 2017, given their authority as experts in accounting and auditing.

37

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

38

KCCW Accountancy Corp.	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sparrow Street Acquisition Corporation

We have audited the accompanying balance sheet of Sparrow Street Acquisition Corporation (the "Company") as of December 31, 2016, and the related statements of operations, changes in stockholders' deficit and cash flows for the Period from July 22, 2016 (Inception) to December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations and its cash flows from July 22, 2016 (Inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Alhambra, California

April 7, 2017

F-1

SPARROW STREET ACQUISITION CORPORATION

BALANCE SHEET

December 31, 2016
ASSETS

Current assets
Cash	$-
Total assets	$-

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accrued liabilities	$1,500
Total liabilities	1,500
Stockholders’ deficit Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding as of December 31, 2016	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2016	2,000
Additional paid-in capital	312
Accumulated deficit	(3,812)

Total stockholders’ deficit	(1,500)

Total liabilities and stockholders’ deficit	$-

The accompanying notes are an integral part of these financial statements.

F-2

SPARROW STREET ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

For the period from
July 22, 2016
(Inception) to
December 31, 2016

Revenue	$-
Cost of revenue	-
Gross profit	-
Operating expenses	$3,812
Loss before income taxes	(3,812)
Income tax expense	-
Net loss	$(3,812)
Loss per share - basic and diluted	$(0.00)
Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements.

F-3

SPARROW STREET ACQUISITION CORPORATION

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, July 22, 2016 (Inception)	-	$-	$-	$-	$-
Issuance of common stock for service	20,000,000	2,000	-	-	2,000

Additional paid-in capital	-	-	312	-	312

Net loss	-	-	-	(3,812)	(3,812)

Balance, December 31, 2016	20,000,000	$2,000	$312	$(3,812)	$(1,500)

The accompanying notes are an integral part of these financial statements.

F-4

SPARROW STREET ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

For the period from July 22, 2016 (Inception) to December 31, 2016

OPERATING ACTIVITIES
Net loss	$(3,812)

Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	312
Common Stock issued for services	2,000
Changes in Operating Assets and Liabilities:
Accrued liability	1,500
Net cash (used in) operating activities	-

Net change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income Tax	$-
Interest	$-

NON-CASH TRANSACTION:
Common stock issued to founders for no consideration	$2,000

The accompanying notes are an integral part of these financial statements.

F-5

SPARROW STREET ACQUISITION CORPORATION

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Sparrow Street Acquisition Corporation (“Sparrow Street” or “the Company”) was incorporated on July 22, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Sparrow Street. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in ASC 915, “Development Stage Entities.” Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

F-6

SPARROW STREET ACQUISITION CORPORATION

Notes to Financial Statements

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses of $3,812 during the period ended December 31, 2016. The Company had a working capital deficit of $1,500 and an accumulated deficit of $3,812 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

F-7

SPARROW STREET ACQUISITION CORPORATION

Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016- 15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of this accounting standard.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 - ACCRUED LIABILITIES

As of December 31, 2016, the Company had accrued professional fees of $1,500.

NOTE 5 - STOCKHOLDERS’ DEFICIT

On July 22, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2016, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 - SUBSEQUENT EVENT

Management has evaluated subsequent events through April 7, 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2016 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASBASC Topic 855, “Subsequent Events.”

F-8

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

CONDENSED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$-	$-
Total Current Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accrued liabilities	$9,150	$1,500
Payable to related party	2,550	-
Total Current Liabilities	11,700	1,500

Stockholders’ Deficit
Preferred Stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding at June 30, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,500,000 and 20,000,000 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	2,050	2,000
Additional paid-in capital	4,662	312
Discount on common stock	(2,000)	-
Accumulated deficit	(16,412)	(3,812)
Total Stockholders’ Deficit	(11,700)	(1,500)

Total Liabilities and Stockholders’ Deficit	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-9

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30, 2017	For the six months ended June 30, 2017

Revenue	$-	$-

Cost of Revenue	-	-

Gross Profit	-	-

Operating Expenses
General and administrative	1,750	2,400
Research and development	10,200	10,200
Total Operating Expenses	11,950	12,600

Loss From Operations Before Income Tax	(11,950)	(12,600)

Provision For Income Tax	-	-

Net Loss	$(11,950)	$(12,600)

Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	20,175,825	20,088,398

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-10

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

STATEMENT OF CASH FLOWS

(Unaudited)

For the six months ended June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid for by stockholder and contributed as capital	2,400
Changes in operating assets and liabilities:
Accrued Liabilities	7,650
Net cash used in operating activities	(2,550)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from payable to related party	2,550
Net cash provided by financing activities	2,550

Net change in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of the period	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-11

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

Notes to Unaudited Condensed Financial Statements

June 30, 2017

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, “Date Kickstarter”, and “CELEBIDDY” shall mean Celebiddy, Inc., a Delaware corporation.

Celebiddy, Inc. (formerly Sparrow Street Acquisition Corporation), a Delaware corporation, incorporated on July 22, 2016, was formed for purpose of managing and operating Date Kickstarter, an on-line dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

On April 19, 2017, the Company effected a change of control by cancelling an aggregate of 19,500,000 shares of common stock of existing shareholders, accepting the resignations of its then existing officers and directors, electing a new officer and sole director and issuing 15,000,000 shares of common stock to her, and issuing 5,000,000 shares of common stock to a new investor. No consideration was paid out or will be paid out as a result of the cancellation of these shares; and no consideration was paid out by the Company to the former executives of the Company that resigned as a result of the change in control. In connection with the change of control, the sole director of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc.

Basis of Presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at June 30, 2017, and the results of operations and cash flows for the three months and six months ended June 30, 2017. The balance sheet as of December 31, 2016 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these interim condensed financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto contained in the Company’s 2016 Annual Report filed with the Securities and Exchange Commission on Form 10-K on April 10, 2017.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues and has sustained operating losses since July 22, 2016 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $12,600 from January 1, 2017 to June 30, 2017, has a working capital deficit of $11,700, and has an accumulated deficit of $16,412 as of June 30, 2017. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $0 at June 30, 2017 and December 31, 2016, respectively.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at June 30, 2017 and December 31, 2016, respectively.

Revenue Recognition

The Company is a web and mobile dating management subscription service designed to help consumers generate higher amounts of authentic responses from other users across several popular dating platforms. The Company charges a slide-scale monthly subscription fee, which correspond to the user’s desired matches per month they wish to receive from their online dating network. The number of responses the users receive are guaranteed by the Company, or the user receives his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time. The average consumer is expected to be active on 1-2 dating sites and will use Date Kickstarter for three months. The Company recognizes revenue upon the consumer subscribing for the dating management non-refundable subscription service.

The Company’s revenue recognition policy is based on the revenue recognition criteria established in accordance with Accounting Standards Codification (ASC) 605. The criteria and how the Company satisfies each element are as follows: (1) persuasive evidence of an arrangement - the Company and the consumer enters into a signed contract; (2) delivery has occurred – when the consumer starts receiving responses from other users on the respective dating platforms, the deposit becomes non-refundable per the terms of the signed contract and the Company has provided all services to be delivered to the customer under the contract; (3) the price is fixed and determinable - the signed contract indicates a fixed dollar amount of subscription signed by the consumer; (4) collectability is reasonable assured - the Company receives a subscription deposit and the balance upon the receipt of user’s desired number of matches.

Research and Development and Software Development Costs

All research and development costs are expenses as incurred. Costs of software developed for internal use are capitalized in accordance with the FASB’s guidance during the application development stage and are then amortized over the estimated useful life of the software, which to date has been five years or less once the software is ready for its intended use. For the period ended June 30, 2017, research and development expenses were $10,200 mainly for website design and development that will be used for the Company’s on-line dating management subscription services upon completion.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

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The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2017 and December 31, 2016, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of accrued liabilities. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

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In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326).” The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In 2015, the FASB issued ASU No. 2015-17, “Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The Company has not yet determined the effect of the adoption of this standard on the Company’s financial position and results of operations.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

NOTE 3 – ACCRUED LIABILITIES

Accrued liabilities consist of $1,500 accrued professional fees and $7,650 for accrued website design and development expenses at June 30, 2017. The Company had accrued professional fees of $1,500 at December 31, 2016.

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NOTE 4 – PAYABLE TO RELATED PARTY

Payable to related party amounted to $2,550 and $0 at June 30, 2017 and December 31, 2016, respectively, consists primarily of funds advanced to the Company by its President for the its working capital needs. Funds advanced to the Company by the President are non-interest bearing, unsecured and due on demand at June 30, 2017 and December 31, 2016.

NOTE 5 – STOCKHOLDERS’ DEFICIT

The Company’s capitalization at June 30, 2017 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On July 22, 2016, the Company issued 20,000,000 shares of its common stock, at par value of $0.0001 per share, to two directors and officers for the services performed, at discount of $2,000. The officers and directors of the Company contributed as additional paid in capital in settlement of Company’s expenses of $312 as of December 31, 2016.

On March 1, 2017, the officers and directors contributed as additional paid in capital in settlement of Company’s expenses of $400 paid to the state of Delaware for annual taxes and filing fees.

On April 19, 2017, the Company effectuated a change in control and redeemed 19,500,000 shares of its then outstanding 20,000,000 shares of common stock upon the resignation of two officers and directors. On April 20, 2017, pursuant to Section 4(2) of the Securities Act of 1933, the Company issued 15,000,000 shares of its common stock to Mrs. Maria Malek and appointed her to be the Company’s Chief Executive Officer, the sole officer and director, and issued 5,000,000 shares to John Malek. The common stock was issued for no consideration as a result of change in control.

As a result of all common stock issuances, the total issued and outstanding shares of common stock at June 30, 2017 and December 31, 2016 were 20,500,000 and 20,000,000, respectively.

Preferred stock

The Company has not issued any preferred stock as of June 30, 2017 and December 31, 2016, respectively.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 14, 2017, the date of this filing, noting no items that would impact the accounting for events or transactions in the current period or require additional disclosure.

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PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) and/or Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

No underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 22, 2016, the Company issued the following shares of its common stock:

James Cassidy	10,000,000
James McKillop	10,000,000

(2) Of these shares on April 19, 2017, an aggregate of 19,500,000 shares was redeemed pro rata at par resulting in 250,000 shares held by each of the named shareholders.

(3) As part of the Company’s Change in Control, On April 20, 2017, the Company issued 15,000,000 shares of its common stock to Mary Malek for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

(4) Also as part of the Company’s Change in Control, On April 20, 2017, the Company issued 5,000,000 shares of its common stock to John Malek for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

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(5) From July 24, 2017 through August 29, 2017, the Company issued a total of 800,000 shares of its common stock at $0.0001 per share pursuant to executed subscription agreements under a Regulation D offering. A total of $80 was received by the Company as aggregate consideration paid for these 800,000 shares issued at value of $0.0001 per share. Details of the specific transactions is specified directly below:

Name of Shareholder	Number of Shares	Aggregate Consideration for all Shares Purchased
-DIMITRI ZHURAVLEV	10,000	$1.00
-TRISTAN BEUKERS	10,000	$1.00
-DMITRI TRIPHON	10,000	$1.00
-ANDREW TRIPHON	10,000	$1.00
-ADAM WATSON	10,000	$1.00
-PABLO ALCALA	10,000	$1.00
-POLINA BRAILOVSKY	10,000	$1.00
-DANIEL ZHURAVLEV	100,000	$10.00
-NIKOLAI VAVAKIN	10,000	$1.00
-LAURA VAVAKIN	10,000	$1.00
-ERIN SCHATZ	10,000	$1.00
-TIMOTHY HALE	10,000	$1.00
-OLGA VAVAKINA	100,000	$10.00
-EUGENY SCHYMIAK	10,000	$1.00
-GALENY SCHYMIAK	10,000	$1.00
-VALERI VAVAKIN	100,000	$10.00
-JAMES SOLIS	10,000	$1.00
-DIANE KEY	10,000	$1.00
-GAMAL A. MALEK TAYAB	100,000	$10.00
-VICTOR SHESHKOVSKY	10,000	$1.00
-JOSHUA SCHATZ	10,000	$1.00
-MIGUEL A. URETA, JR.	10,000	$1.00
-BENJAMIN HARTMAN	10,000	$1.00
-CATHERINE SCHATZ	10,000	$1.00
-JOSHUA KUSHNER	10,000	$1.00
-GENNADIY FEDUKLIN	10,000	$1.00
-LOUBOV FEDULKINA	100,000	$10.00
-PHILIP GLAZATOV	10,000	$1.00
-VERA MATVEENKO	10,000	$1.00
-ALFREDO JOHNSON	10,000	$1.00
-ALBERT J. LLEWELLYN, IV	10,000	$1.00
-LENA MCCLELLAN	10,000	$1.00
-DANNY ALSAFFER	10,000	$1.00
-QUINTON WHITE	10,000	$1.00
-TIFFANY SALINAS URETA	10,000	$1.00
TOTAL:	800,000	$80.00

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (exhibit to Form 10-12G filed August 9, 2016)
3.2	By-laws (exhibit to Form 10-12G filed August 9, 2016)
3.3	Sample stock certificate (exhibit to Form 10-12G filed August 9, 2016)
5.0*	Opinion of Counsel on legality of securities being registered
10.1	June 2017 Master Service Agreement
23.1	Consent of Independent Registered public accounting firm
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

*	To be filed by amendment

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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iii. To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newport Beach, California on September 14, 2017.

CELEBIDDY, INC.

/s/ Malek, Mary
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mary Malek	Principal Executive Officer	September 14, 2017

/s/ Mary Malek	Principal Financial Officer	September 14, 2017

/s/ Mary Malek	Principal Accounting Officer	September 14, 2017

/s/ Mary Malek	Director	September 14, 2017

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